Exhibit (a)(1)(P)

Sonder Holdings Inc.
Stock Option Repricing Program
Training on How to Make Your Elections - Transcript

Stock Option Repricing Program

Visual Guide to Making Your Elections

Hey, everyone, we're going to make this short and sweet, this is just to walk through how you make the elections as I know you’ve probably spent a lot of time going through all the other documents.

Making Your Elections for Eligible Stock Options

Overview

- Your election to reprice eligible stock options must be made through the Stock Option Repricing Program website: https://myoptionexchange.com/

- You will be able to do the following:

  - View offer documents including Q&As;

  - Elect to reprice eligible options on a grant-by-grant basis (must reprice entire grant); and

  - View the value of your stock options at assumed future stock prices.

- You will receive a confirmation of your elections upon completion

  - Once the repricing program has closed, only your final election will be considered

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First, we want to jump right in. We use a third-party facilitator for this called Infinite Equity. You should have received an email from Ruby Alexander on October 18th, that includes the link to go through.

Once you're on the site, and you’ve created your account, you’ll be able to view all the offer documents. You’ll be able to elect the options that you want to reprice on a grant-by-grant basis.

You can use their calculator to view the value of what those options would look like at a future price. You can change your election anytime during the offering period, until it's closed which is November 15th at 9:00 pm PST.

Making Your Elections

Overview

Login Screen: https://myoptionexchange.com/

Create a new account
Email
Password
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• Must be at least 8 characters long.
• Must contain a lowercase letter.
• Must contain an uppercase letter.
• Must contain a number.
• Must contain a special character.
Register
Cancel

Enter code from your email
Verification Code
Submit
Resend code
Cancel

This is the login/registration page for **Infinite Equity** and not E*TRADE

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Here's what it looks like. Once you click on the link, you’ll be able to go in and use your Sonder email address and create a password. Then you’ll be sent a verification code.

Making Your Elections

Overview

French is also available by clicking on the link in the top right

Welcome Screen:

Français

Sonder

Option Repricing Program

Commencement Date: **October 18, 2022**

Expiration Time: **November 15, 2022 at 9pm Pacific Time**

We are offering you the opportunity to have the per share exercise price of some or all of your eligible options, as described in the Offer to Reprice Eligible Stock Options (the "Offer to Reprice"), repriced to be equal to the closing price of a share of our common stock on the Nasdaq Global Select Market on the date on which this Offer expires, which is expected to be November 15, 2022, unless we extend such date.

Resources

Click on any of the links below to learn more.

- Schedule TO
- Offer to Reprice
- Offer to Reprice - Q&A
- Email to All Eligible Employees
- Election Terms and Conditions
- Form of Confirmation to Eligible Employees
- Employee Presentation

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe.

Make My Election

You have **28 days** left to elect whether to keep your eligible options or reprice some or all of them.

Before you make your election, we encourage you to carefully read the offering materials in the Resources section.

Election Form

Note only eligible options that have an exercise price per share greater than the closing price of a share of our common stock on the expiration date, which is expected to be November 15, 2022, will be eligible for repricing. Therefore, if you elect to reprice any options that have an exercise price per share that is equal to or lower than the closing price of a share of our common stock on the expiration date, the election will be ignored.

Need Help?

Contact stockadmin@sonder.com

The Option Repricing Program is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Reprice, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Repricing Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Repricing Program, including risks related thereto.

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Once you’ve created the account, this is the landing page that you’re going to see. Here's where you can see all the resources where you can click and review all the documents, and then you’ll click the blue link to go ahead and proceed to the election form.

This one is also available in French, and so if you click on the link in the top right, you'll be able to change the landing page to French, and most of the documents are also in French.

Making Your Elections

Overview

In this screen you will be able to make the election of which grants you would like to have participate in the offering

You can also select the value calculator to see what things may look like at a future value

Election Form:

Election Form

Indicate your decision to tender your eligible options for repricing by selecting the "Reprice" choice in the Election column.

If you do not want to tender one or more of your eligible options for repricing, select the "Do Not Reprice" choice in the Election column for those particular options.

If you do not select the "Reprice" choice with respect to an eligible option, your election with respect to an eligible option will default to "Do Not Reprice", in that event, the eligible option will not be repriced.

You may not tender only a portion of an eligible option grant.

Option Repricing Program

Commencement Date: **October 18, 2022**

Expiration Time: **November 15, 2022 at 9pm Pacific Time**

Value Calculator | Resources

Grant Date	Option Type	Per Share Exercise Price	Shares Underlying Option Grant*	Vested as of 11/15/2022	Unvested as of 11/15/2022	Election
2/7/2020	NQ	$2.85	78	78	0	
2/7/2020	NQ	$2.85	166	166	0	
2/7/2020	NQ	$2.85	16	16	0	
11/11/2021	ISO	$8.23	77	21	56	
11/11/2021	NQ	$8.23	386	108	278	

*This column displays the number of shares of our common stock subject to the option grant as of November 15, 2022 (assuming no exercise or early termination occurs, through November 15, 2022).

Note only eligible options that have an exercise price per share greater than the closing price per share on the expiration date, which is expected to be November 15, 2022, will be eligible for repricing. Therefore, if you elect to reprice any options that have an exercise price lower than the closing price per share on the expiration date, the election will be ignored.

Please refer to the Offer documents, including Section 9 of the Offer to Reprice, for additional vesting terms that will apply to repriced option grants.

Back | Next

The Option Repricing Program is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Reprice, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Repricing Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Repricing Program, including risks related thereto.

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Then, once you’ve decided to move forward, you’ll go in here and actually make your elections. It’s pretty easy as there is a drop down next to each grant you can choose to reprice or choose to not reprice. Note, you will have to elect the entire grant that you want to reprice. You cannot just elect to reprice a portion of the grant.

You can see there’s a blue button for the value calculator that I mentioned before.

Making Your Elections

Overview

Please review this screen to make sure that everything looks as you would expect with the grants that you have chosen

Check the boxes and type your name as an electronic signature

Confirm Elections:

Confirm Elections

You have made the following elections with respect to your eligible options.

Grant Date	Option Type	Per Share Exercise Price	Shares Underlying Option Grant*	Vested as of 11/15/2022	Unvested as of 11/15/2022	Election
2/7/2020	NQ	$2.85	78	78	0	Do Not Reprice
2/7/2020	NQ	$2.85	166	166	0	Reprice
2/7/2020	NQ	$2.85	16	16	0	Reprice
11/11/2021	ISO	$8.23	77	21	56	Reprice
11/11/2021	NQ	$8.23	386	108	278	Reprice

*This column displays the number of shares of our common stock subject to the option grant as of November 15, 2022 (assuming no exercise or early termination occurs, through November 15, 2022).

Note only eligible options that have an exercise price per share greater than the closing price per share on the expiration date, which is expected to be November 15, 2022, will be eligible for repricing. Therefore, if you elect to reprice any options that have an exercise price lower than the closing price per share on the expiration date, the election will be ignored.

Please refer to the Offer documents, including Section 9 of the Offer to Reprice, for additional vesting terms that will apply to repriced option grants.

☐ I acknowledge that I have read all of the offering materials, which contain the specific terms and conditions of this offering. I acknowledge that, if I change my election, my election in effect at the Expiration Time (November 15, 2022, 9:00 PM Pacific Time, unless the offer is extended) will be my final election.

☐ If I elected to reprice my eligible options, my electronic signature below indicates my agreement to be bound by the terms and conditions of the 2019 Plan or 2021 Plan and option agreement thereunder. If I elect not to reprice my eligible options, my eligible options will remain outstanding with their current terms (except that if my eligible options are incentive stock options, this offer may result in a modification and a restart of the tax holding periods) and I will not receive any repriced options.

Electronic signature*

Type your name here

An email confirmation will be sent to sonder@infiniteequity.com

Cancel Submit

The Option Repricing Program is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Reprice, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Repricing Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Repricing Program, including risks related thereto.

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Once you’ve made the selections and click next, you’ll get to this page. This is the screen where you can acknowledge that this is actually what you want to do, and then you will type your name as an electronic signature, it’s pretty easy.

Making Your Elections

Overview

If you don't get this screen, then you have not yet completed your elections

Please make sure that you get to this point

Elections Complete:

Elections Complete

Finished

Sonder has received your election via Sonder's Offer website by which you elected to accept or reject Sonder's offer to reprice certain outstanding stock options (the "Offer") with respect to some or all of your outstanding eligible option grants, subject to the terms and conditions of the Offer.

Your election has been recorded as follows:

Name: Demo, Sonder
Employee ID: sonder@infiniteequity.com
Date and Time: 10/17/2022 2:38 PM Pacific Time

Grant Date	Option Type	Per Share Exercise Price	Shares Underlying Option Grant*	Vested as of 11/15/2022	Unvested as of 11/15/2022	Election
2/7/2020	NQ	$2.85	78	78	0	Do Not Reprice
2/7/2020	NQ	$2.85	166	166	0	Reprice
2/7/2020	NQ	$2.85	16	16	0	Reprice
11/11/2021	ISO	$8.23	77	21	56	Reprice
11/11/2021	NQ	$8.23	386	108	278	Reprice

*This column displays the number of shares of our common stock subject to the option grant as of November 15, 2022 (assuming no exercise or early termination occurs, through November 15, 2022).

Note only eligible options that have an exercise price per share greater than the closing price per share on the expiration date, which is expected to be November 15, 2022, will be eligible for repricing. Therefore, if you elect to reprice any options that have an exercise price lower than the closing price per share on the expiration date, the election will be ignored.

Please refer to the Offer documents, including Section 9 of the Offer to Reprice, for additional vesting terms that will apply to repriced option grants.

If you change your mind regarding your election, you may change your election to accept or reject the Offer with respect to some or all of your eligible option grants by submitting a new election. The new election must be delivered via Sonder's Offer website at www.myoptionexchange.com, no later than the expiration date, currently expected to be 9:00 p.m., Pacific Time, on November 15, 2022 (unless the offer is extended).

Please note that our receipt of your election is not by itself an acceptance of your options for repricing. For purposes of the Offer, we will be deemed to have accepted options for repricing that are validly elected to be repriced and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for repricing. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for repricing will be cancelled on the cancellation date, which we presently expect will be November 15, 2022 (unless the offer is extended).

Print Election Confirmation

Log Off

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Once you’ve done that, you’ll get to this Elections Complete page. If you don't get here, you haven’t quite finished it correctly. So, you want to make sure to get to this page.

Making Your Elections

Overview

You will receive an email that details the elections that you have made and provides you some information on the timing of the process

Confirmation email:

Option Repricing Program

Sonder has received your election via Sonder's Offer website by which you elected to accept or reject Sonder's offer to reprice certain outstanding stock options (the "Offer") with respect to some or all of your outstanding option grants, subject to the terms and conditions of the Offer.

Your election has been recorded as follows:

Name: Demo, Sonder
Employee ID: sonder@infiniteequity.com
Date and Time: 10/11/2022 6:17 PM Pacific Time

Grant Date	Option Type	Per Share Exercise Price	Shares Underlying Option Grant*	Vested as of 11/15/2022	Unvested as of 11/15/2022	Election
2/7/2020	NQ	$2.85	78	78	0	Do Not Reprice
2/7/2020	NQ	$2.85	166	166	0	Reprice
2/7/2020	NQ	$2.85	16	16	0	Reprice
11/11/2021	ISO	$8.23	77	21	56	Reprice
11/11/2021	NQ	$8.23	386	108	278	Reprice

*This column displays the number of shares of our common stock subject to the option grant as of November 15, 2022 (assuming no exercise or early termination occurs, through November 15, 2022).

Please refer to the Offer documents, including Section 9 of the Offer to Reprice Eligible Stock Options, for additional terms that may apply to repriced option grants.

If you change your mind regarding your election, you may change your election to accept or reject the Offer with respect to some or all of your option grants by submitting a new election. The new election must be delivered via Sonder's Offer website at www.myoptionexchange.com, no later than the expiration date of the Offer, currently expected to be 9:00 p.m., Pacific Time, on November 15, 2022.

Please note that you may make an election with regard to any option grant shown on the Offer website, but only options that are eligible options on the repricing date will be repriced on the repricing date.

Only elections that are properly completed, electronically signed, dated and actually received by Sonder via the Offer website at www.myoptionexchange.com on or before the expiration date of the Offer will be accepted. Elections submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and

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You’ll also receive an email from Infinite Equity going through the Options Repricing Program, and what the details are of your elections that you made.

Making Your Elections

Overview

Key Considerations around making your election

- Even if you elect for all eligible options to be repriced, only those with a price higher than the closing price on November 15 will be actually adjusted.
    - **Example 1** - During the election period, you elected to reprice your option grant awarded on February 7, 2020 with an option exercise price of $2.85
    - On November 15, 2022, the closing price of Sonder is $3.12
    - This option will not be repriced because the exercise price of the option is lower than the closing price
    - **Example 2** – If you elect your option grant awarded on August 9, 2021, with an option exercise price of $8.79
    - On November 15, 2022, the closing price of Sonder is $3.12
    - This option will be repriced, and the new exercise price will be $3.12 per share

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Some of the key considerations that you’ll want to know is that even if you select all of your options to be repriced, only those with a grant price higher than the closing price on November 15th will actually be adjusted.

A couple of examples for you. Let’s say you have a grant from February 7, 2020, with an exercise price of $2.85. If the closing price of Sonder goes to $3.12 on November 15th, that option would not be repriced

On the other side of that, let’s say you have an option award that you received on August 9, 2021, that has an exercise price of $8.79. On November 15th, the closing price is $3.12. This option grant would be repriced, and your new exercise price will be $3.12.

So please make sure you go out and make the elections.

Thanks again.